UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 1, 2009

Date of Report (Date of Earliest Event Reported)

WORLD MONITOR TRUST III – SERIES J

(Exact name of Registrant as Specified in its Charter)

Delaware	333-119612	20-2446281
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 King Street, Rye Brook, New York 10573

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 307-7000

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective July 1, 2009, World Monitor Trust III – Series J (“Registrant”) entered into trading advisor agreements with: GLC Ltd. pursuant to both its Behavioural Trend and Directional Programs, Krom River Investment Management (Cayman) Limited pursuant to its Diversified Program and Crabel Capital Management, LLC pursuant to its Two Plus (1.5x) Program (each, a “Trading Advisor”).

As a result of these new Trading Advisors, Registrant will allocate one sixth of its net assets to each Trading Advisor, including the existing trading advisors, such allocations to be re-balanced quarterly.

A copy of the related Notice to Unitholders is filed herewith as Exhibit 99.4 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.15	Advisory Agreement dated July 1, 2009 by and among, World Monitor Trust III – Series J, Kenmar Preferred Investments Corp. and GLC Limited

10.16	Advisory Agreement dated July 1, 2009 by and among, World Monitor Trust III – Series J, Kenmar Preferred Investments Corp. and Krom River Partners LLP

10.17	Advisory Agreement dated July 1, 2009 by and among, World Monitor Trust III – Series J, Kenmar Preferred Investments Corp. and Crabel Capital Management, LLC

99.4	Notice to Unitholders dated June 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated on July 1, 2009.

WORLD MONITOR TRUST III – SERIES J

	By:	Kenmar Preferred Investments Corp. its Managing Owner

Date: July 1, 2009	By:	/s/ Lawrence S. Block
	Name:	Lawrence S. Block
	Title:	Senior Vice President and General Counsel